Exhibit 99.1

                                                                Execution Copy


                       MORTGAGE LOAN PURCHASE AGREEMENT
                       --------------------------------

            This Mortgage Loan Purchase Agreement (the "Agreement"), dated as of February 1, 2007, is between Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the "Company"), and UBS Real Estate Securities Inc., a Delaware corporation (the "Seller" or "UBSRES").

            The Company and the Seller hereby recite and agree as follows:

            1. Defined Terms. Terms used without definition herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement, dated as of February 1, 2007 (the "Pooling and Servicing Agreement"), among the Company, Wells Fargo Bank, National Association, as Master Servicer ("Master Servicer") and as trust administrator ("Trust Administrator"), The Bank of New York, as Trustee (the "Trustee"), and UBSRES, as Transferor, relating to the issuance of the Company's TBW Mortgage-Backed Trust 2007-1 Mortgage Pass-Through Certificates, Series 2007-1 (the "Certificates") or, if not defined therein, in the Underwriting Agreement, dated February 26, 2007 (the "Underwriting Agreement"), between the Company, UBS Securities LLC ("UBSS") and Credit Suisse Securities (USA) LLC.

            2. Purchase of Mortgage Loans. The Seller hereby sells, transfers, assigns and conveys, and the Company hereby purchases, the mortgage loans (the "Mortgage Loans"), listed in Exhibit I.

            3. Purchase Price; Purchase and Sale. The purchase price for the Mortgage Loans shall be payable by the Company to the Seller on the Closing Date either (i) by appropriate notation of an inter company transfer between affiliates of UBS or (ii) in immediately available Federal funds wired to such bank as may be designated by the Seller.

            Upon payment of the purchase price by the Company, the Seller shall be deemed to have transferred, assigned, set over and otherwise conveyed to the Company all the right, title and interest of the Seller in and to the Mortgage Loans as of the Cut-Off Date, including all interest and principal due on the Mortgage Loans after the Cut-Off Date (including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance policies together with all rights with respect to the related Mortgage Loans, and only with respect to the Mortgage Loans, under the Servicing Agreement (other than those rights under the Servicing Agreement that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the Servicer (in its capacity as loan seller to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto), which rights were retained by the Transferor pursuant to the Assignment Agreements). The Company hereby directs the Seller, and the Seller hereby agrees, to deliver to the Master Servicer all documents, instruments and agreements required to be delivered by the Company to the Master Servicer under the Pooling and Servicing Agreement and such other documents, instruments and agreements as the Company or the Trustee shall reasonably request. The Seller shall use its reasonable best efforts to cause each Servicer to enter into the related Assignment Agreement in form and substance satisfactory to the Seller and the Company in order to effectuate the assignment to the Company of the Servicing Agreements with respect to the Mortgage Loans.

            4. Representations and Warranties. The Seller hereby represents and warrants to the Company with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it, the Seller had good title to the Mortgage Loans and the Mortgage Loans were subject to no offsets, defenses or counterclaims.

            The Seller hereby represents and warrants to the Company that the Seller has not dealt with any broker, investment banker, agent or other person (other than the Company) who may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

            5. Underwriting. The Seller hereby agrees to furnish any and all information, documents, certificates, letters or opinions with respect to the Mortgage Loans, reasonably requested by the Company in order to perform any of its obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to the Underwriting Agreement or the Purchase Agreement at or prior to the Closing Date.

            6. Notices. All demands, notices and communications hereunder shall be in writing, shall be effective only upon receipt and shall, if sent to the Company, be addressed to it at Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019,
Attention: Gregory Walker, Esq., or, if sent to the Seller, be addressed to it at UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attn: Eileen Lindblom.

            7. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Seller and their respective successors and assigns.

                           [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.



                                       MORTGAGE ASSET SECURITIZATION
                                            TRANSACTIONS, INC.



                                       By:  /s/ Paul Scialabba
                                            ------------------------------
                                            Name:  Paul Scialabba
                                            Title: Executive Director



                                       By:  /s/ Steve Warjanka
                                            ------------------------------
                                            Name:  Steve Warjanka
                                            Title: Director



                                       UBS REAL ESTATE SECURITIES INC.



                                       By:  /s/ Paul Scialabba
                                            ------------------------------
                                            Name:  Paul Scialabba
                                            Title: Executive Director



                                       By:  /s/ Steve Warjanka
                                            ------------------------------
                                            Name:  Steve Warjanka
                                            Title: Director

                                   EXHIBIT I

                            Mortgage Loan Schedule

               As delivered to the Custodian on the Closing Date


                                     I-1